SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2003 Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	1-11592 (Commission File	13-3384636 (I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

15300 Centennial Drive, Northville, Michigan 48167 (Address of principal executive offices) (Zip Code)

(734) 737-5000 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 9.   Regulation FD Disclosure

     Beginning on or about May 13, 2003, in connection with the exit financing for its proposed emergence from Chapter 11 bankruptcy proceedings, Hayes Lemmerz International, Inc. (the “Company”) disclosed that it expects its Adjusted EBITDA for the first quarter of fiscal year 2003, ended on April 30, 2003, to be ahead of its Adjusted EBITDA of approximately $50 million for the first quarter of fiscal year 2002, but behind its projected Adjusted EBITDA of approximately $57 million for the first quarter of fiscal year 2003 which was included in the projections filed with the U.S. Bankruptcy Court on March 18, 2003. The Company disclosed that it continues to believe that the projections for the 2003 fiscal year, as filed with the Bankruptcy Court, are reasonable.

     The Company has not completed for the first quarter of fiscal year 2003 (i) the closing of its books and general ledgers, (ii) the customary review of the accounts and supporting records and other disclosure controls performed in connection with its quarterly periodic reporting and (iii) the compilation and preparation of its completed consolidated financial statements. In addition, the Company’s independent public accountants, KPMG LLP, have not yet completed their review on the financial results for the first quarter of fiscal year 2003. There can be no assurance that upon completion of these procedures by the Company and the completion by KPMG LLP of their review of the quarterly financial results that the actual financial results for the first quarter of fiscal year 2003 will not be materially different than the Company’s estimate used in the disclosure it made in connection with its exit financing activities noted above.

     The Company also disclosed that it projects making cash contributions to its defined benefit pension plans of between $15 and $21 million during each of fiscal years 2004 through 2007. In addition, the Company projects cash payments for income taxes in fiscal years 2003 through 2007 to average approximately 60% of its projected income tax provisions for these years.

     Beginning on or about May 13, 2003, in connection with its proposed emergence from Chapter 11 bankruptcy proceedings, the Company began using slides containing the information attached hereto as Exhibit 99.1. We expect to use these slides, in whole or in part and possibly with modifications, in the presentations. The information disclosed herein, including the text of the slides attached as Exhibit 99.1, has not been previously disclosed publicly and is being furnished herewith pursuant to Item 9 of Regulation FD.

     EBITDA, a measure used by management to measure operating performance, is defined as operating income (loss) plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude: (i) asset impairment losses, restructuring and other charges; (ii) reorganization items; (iii) loss on investment in joint venture; and (iv) other items. We reference these non-GAAP financial measures as a management group frequently in our decision-making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. We base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. We are disclosing these non-GAAP financial measures in order to provide transparency to investors.

     EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income as indicators of operating performance or to cash flows from operating activities as measures of liquidity. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

EBITDA and Adjusted EBITDA for the first quarter of fiscal 2002 and as projected, prior to emergence, for the first quarter of fiscal 2003 (in accordance with the projections filed with the U.S. Bankruptcy Court on March 18, 2003) are calculated as follows (unaudited):

		March Court
	Actual	Projections
	Three Months	Three Months
	Ended	Ended
	April 30,	April 30,
	2002	2003

	($ millions)	($ millions)
Net loss	$(587.4)	$(14.1)
Interest expense, net	16.8	17.8
Income tax provision	0.9	5.9
Minority interest	0.7	0.5
Cumulative effect of change in accounting principle	554.4	0.0

Operating income (loss)	(14.6)	10.1
Depreciation and amortization	33.5	31.8

EBITDA	18.9	41.9
Asset impairments and other restructuring charges	7.4	2.7
Reorganization items	22.5	12.3
Loss on investment in joint venture
Other items	1.3	0.0

Adjusted EBITDA	$50.1	$56.9

     Such projections and other matters discussed herein (including the information in the attached exhibit) constitute forward-looking statements. These forward-looking statements are necessarily estimates that involve a number of risks, assumptions and uncertainties. There can be no assurance that our actual results will not differ materially from the results anticipated in such forward-looking statements.

     While it is impossible to identify all factors that could cause actual outcomes and results to differ materially from those estimated by us, some of such factors include, but are not limited to: (1) the outcome and consequences of the Company’s Chapter 11 proceedings; (2) competitive pressure in the Company’s industry increases significantly; (3) general economic conditions are less favorable than expected; (4) the Company’s dependence on the automotive and commercial highway industries (which may be adversely affected by a weakening of the economy and have historically been cyclical); (5) changes in the financial markets affecting the Company’s financial structure and the Company’s cost of capital and borrowed money; (6) the uncertainties inherent in international operations and foreign currency fluctuations; and (7) uncertainties relating to the war in the Middle East.

     This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

     The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 12.   Results of Operations and Financial Condition.

     The financial information furnished pursuant to Item 9 above includes information regarding the Company’s results of operations for a completed quarterly fiscal period and is furnished herewith pursuant to Item 12.

     The Company has not completed for the first quarter of fiscal year 2003 (i) the closing of its books and general ledgers, (ii) the customary review of the accounts and supporting records and other disclosure controls performed in connection with its quarterly periodic reporting and (iii) the compilation and preparation of its completed consolidated financial statements. In addition, the Company’s independent public accountants, KPMG LLP, have not yet completed their review on the financial results for the first quarter of fiscal year 2003. There can be no assurance that upon completion of these procedures by the Company and the completion by KPMG LLP of their review of the quarterly financial results that the actual financial results for the first quarter of fiscal year 2003 will not be materially different than the Company’s estimate used in the disclosure it made in connection with its exit financing activities noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley
Patrick C. Cauley
General Counsel & Secretary
Dated: May 13, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of slideshow in use beginning on or about May 13, 2003.